EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D, including all amendments thereto. The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13th day of June 2023.

Riposte Capital LLC

By:	/s/ Khaled Beydoun
Name:	Khaled Beydoun
Title:	Managing Member

Riposte Global Opportunity Master Fund, LP

By:	/s/ Khaled Beydoun
Name:	Khaled Beydoun
Title:	Authorized Signatory

Riposte GP, LLC

By:	/s/ Khaled Beydoun
Name:	Khaled Beydoun
Title:	Authorized Signatory

Khaled Beydoun

By:	/s/ Khaled Beydoun
Name:	Khaled Beydoun
Title:	Individually